Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Patterson-UTI Energy, Inc. of our report dated February 17, 2016 relating to the financial statements of Seventy Seven Energy Inc., which appears in Patterson-UTI Energy, Inc.’s Current Report on Form 8-K dated January 23, 2017. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Oklahoma City, Oklahoma

January 24, 2017